Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        LINDA'S DIVERSIFIED HOLDINGS INC.
               (Exact name of registrant as specified in charter)

                              --------------------
                Delaware                                   22-3280395
      (State or other jurisdiction                      (I.R.S. employer
    of incorporation or organization)                identification number)

                                11 Commerce Drive
                           Cranford, New Jersey 07016
                                 (908) 276-2080
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------
                                 PETER WEISSBROD
                      President and Chief Executive Officer
                        LINDA'S DIVERSIFIED HOLDINGS INC.
                                11 Commerce Drive
                           Cranford, New Jersey 07016
                                 (908) 276-2080
            (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------
                                   Copies to:

                            JOSEPH L. CANNELLA, ESQ.
                             JOSEPH D. ALPERIN, ESQ.
                        Fischbein Badillo Wagner Harding
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 826-2000

                              --------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market considerations.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                               Proposed Maximum     Proposed Maximum       Amount of
              Title of Each Class              Amount to be     Offering Price         Aggregate          Registration
        of Securities to be Registered          Registered       Per Share(1)       Offering Price(1)          Fee
- ----------------------------------------------------------------------------------------------------------------------

Class A Common Stock, $.001 par value..........  1,080,000          $5.875             $6,345,000            $2,188
- ----------------------------------------------------------------------------------------------------------------------
Redeemable Class C Warrants....................  1,080,000            N/A                 N/A                  N/A
- ----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.001 par value(2).......  1,080,000          $5.875             $6,345,000            $2,188
- ----------------------------------------------------------------------------------------------------------------------
Total..........................................                                                              $4,376
======================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)  Shares underlying Redeemable Class C Warrants.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
- ----------
                  SUBJECT TO COMPLETION, Dated July 24, 1996

                        LINDA'S DIVERSIFIED HOLDINGS INC.

                    2,160,000 Shares of Class A Common Stock

                      1,080,000 Redeemable Class C Warrants

                              --------------------

     Up to 2,160,000 shares of Class A Common Stock, par value $.001 ("Class A Common Stock"), of Linda's Diversified Holdings Inc. (the "Company"), a Delaware corporation (including up to 1,080,000 shares of Class A Common Stock issuable upon exercise of Redeemable Class C Warrants ("Class C Warrants")), and up to 1,080,000 Class C Warrants may be offered from time to time by the selling securityholders ("Selling Securityholders"). The 2,160,000 shares of Class A Common Stock and 1,080,000 Class C Warrants offered hereby relate to a private offering to accredited investors ("Private Placement") of units consisting of Class A Common Stock and Class C Warrants completed between April 11, 1996 and May 7, 1996 and consist of (i) 800,000 shares of Class A Common Stock, 800,000 Class C Warrants and 800,000 shares of Class A Common Stock issuable upon exercise of such warrants, which constitute all of the securities underlying the 40 units ("Private Units") sold in the Private Placement for $50,000 per Private Unit; and (ii) 280,000 shares of Class A Common Stock, 280,000 Class C Warrants and 280,000 shares of Class A Common Stock issuable upon exercise of such warrants, which constitute all of the securities underlying the 14 additional Private Units which may be purchased upon exercise of the unit purchase options ("Private Unit Purchase Options") granted by the Company for nominal consideration in connection with the Private Placement to D.H. Blair Investment Banking Corp. ("Blair"), the placement agent of the Private Placement, and its designees. The components of the Private Units have been separately transferable since their issuance. Each Class C Warrant entitles the holder thereof to purchase one share of Class A Common Stock at an exercise price of $5.25, subject to adjustment, from the date of issuance through the earlier of ten years after the date of issuance or five years from the effective date of the Registration Statement of which this Prospectus is a part. One year after such effective date, the Class C Warrants (other than the Class C Warrants underlying the Private Unit Purchase Options) will be subject to redemption by the Company at a redemption price of $.05 per Warrant on 30 days' prior written notice if the average closing bid prices of the Class A Common Stock exceed $7.35 per share, subject to adjustment, for 30 consecutive business days ending within 15 days of the notice of redemption. Each Private Unit consists of 20,000 shares of Class A Common Stock and 20,000 Class C Warrants. The holders of the Private Units are not permitted to sell any of the securities underlying their Private Units until October 11, 1996, may sell up to one-third of such securities from October 11, 1996 through January 11, 1997, may sell an additional one-third of such securities from January 11, 1997 through April 11, 1997, and may sell the remainder of such securities after April 11, 1997. Each Private Unit Purchase Option currently entitles the holder thereof to purchase from the Company one Private Unit for $50,000, subject to adjustment, until May 7, 2001.

     To the extent the Class C Warrants are exercised by the Selling Securityholders, the shares of Class A Common Stock issuable upon the exercise of such warrants may be re-sold by the Selling Securityholders pursuant to this Prospectus. To the extent the Class C Warrants are exercised by holders other than the Selling Securityholders, the shares of Class A Common Stock issuable upon the exercise of such warrants will be deemed to have been sold by the Company pursuant to this Prospectus.

                              --------------------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
              FACTORS" BEGINNING ON PAGE EIGHT OF THIS PROSPECTUS.
                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------

     The  securities  to which  this  Prospectus  relates  may be offered by the
Selling Securityholders from time to time through ordinary brokerage transactions pursuant to this Prospectus in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act. The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. Sales of the Company's securities by Selling Securityholders, or even the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered hereby. The securities offered by the Selling Securityholders may be sold in New Jersey only through a registered broker-dealer or in reliance upon an exemption from registration. See "Selling Securityholders."

     In connection with its initial public offering that commenced May 25, 1994 (the "IPO"), the Company issued 1,265,000 units of the Company's securities ("IPO Units") at $5.00 per IPO Unit, each IPO Unit consisting of one share of Class A Common Stock, one redeemable Class A Warrant ("Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant") (the Class A, Class B and Class C Warrants are collectively referred to herein as the "Warrants"). Each Class A Warrant entitles the holder to purchase for $6.25, subject to adjustment, one share of Class A Common Stock and one Class B Warrant. Each Class B Warrant entitles the holder to purchase for $8.50, subject to adjustment, one share of Class A Common Stock. Also in connection with the IPO, the Company issued to Blair and its designees and to a finder, for nominal consideration, unit purchase options (the "IPO Unit Purchase Options") to purchase up to 90,000 IPO Units and 20,000 IPO Units, respectively, at $6.00 per IPO Unit, subject to adjustment. In February 1996, the Company registered under the Act (Registration No. 33-76422) 4,725,000 shares of Class A Common Stock issuable upon exercise of the Class A Warrants and Class B Warrants including the warrants underlying the IPO Unit Purchase Options, 200,000 Class A Warrants issued to investors in connection with a private placement by the Company on March 9, 1994, 1,675,000 Class B Warrants issuable upon the exercise of the Class A Warrants and 110,000 IPO Units issuable upon exercise of the IPO Unit Purchase Options. See "Description of Securities."

     The Company's IPO Units, Class A Common Stock, Class A Warrants and Class B Warrants have been traded separately on The Nasdaq SmallCap Market under the symbols LINCU, LINCA, LINCW and LINCZ, respectively. On July 17, 1996, the closing bid prices of the IPO Units, Class A Common Stock, Class A Warrants, and Class B Warrants were $8-1/4%, 5-1/4%, $1-1/2% and $7/8, respectively.

                   The date of this Prospectus is      , 1996.

                             AVAILABLE INFORMATION

     Linda's Diversified Holdings Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission
(the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Suite 1300, 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc. NASDAQ Reports Section, 1735 K Street, N.W., Washington, D.C.

     This Prospectus constitutes a part of a registration statement on Form S-3 filed by the Company with the Commission under the Act with respect to the securities offered hereby. This Prospectus omits certain of the information contained in the registration statement, and reference is hereby made to the registration statement and related exhibits filed as a part thereof and otherwise incorporated therein for further information with respect to the
Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of each document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the registration statement and the exhibits may be inspected without charge at the offices of the Commission or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                              --------------------

     The Company intends to furnish its stockholders and holders of Warrants with annual reports containing audited financial statements examined by its independent accountants and such other periodic reports as it may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

                              --------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) Annual  Report on Form  10-KSB for the fiscal year ended  December  31,
1995;

     (b) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996;

     (c) The description of the Company's Class A Common Stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and declared effective on May 25, 1994, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities hereby shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to modify or replace such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to Peter Weissbrod, 11 Commerce Drive, Cranford, New Jersey 07016, telephone number (908) 276-2080.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated into this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless the context otherwise requires, references in this Prospectus to the Company include Linda's Diversified Holdings Inc. and its subsidiaries.

                                   The Company

     The Company currently owns and operates, and is offering franchises to operate, quick-service restaurants that specialize in preparing and serving complete meals featuring marinated flame roasted rotisserie chicken and a variety of side dishes. Each restaurant serves freshly prepared, flavorful, homestyle meals while offering the convenience and value of fast food. Side dishes include hot items such as "smashed" potatoes, herbed stuffing, sweet potatoes, steamed vegetables, warm applesauce and creamed spinach, as well as cold items such as cole slaw, fat-free potato salad, Mediterranean pasta salad and cranberry relish. The Company's menu also offers oven-roasted turkey, turkey specials such as meatloaf, stew and chili, pot pies, sandwiches, soups, salads, cornbread, desserts and beverages. While the Company's menu is standardized, certain items are rotated on a daily basis and daily and seasonal specials are also available.

     The Company's restaurants are currently located in strip shopping centers and central business districts and range in size from approximately 1,400 to 2,900 square feet. The decor of each restaurant incorporates pastel colors, light woods, and colorful pictures in order to provide a casual atmosphere appealing to a broad base of customers. The Company's restaurant design is intended to be sufficiently flexible to accommodate a variety of available sites as well as a high volume of customer traffic. In addition, the Company's open rotisserie ovens, with their roasting chickens, can be seen through each restaurant's glass front windows to attract walk-in traffic.

     The Company has opened five Company-owned restaurants, of which two have been closed and one has been converted to a franchise. The first Company-owned restaurant opened in West Caldwell, New Jersey, in October 1991 and the second and third restaurants opened in Colonia and in Edison, New Jersey in August and December 1992, respectively. The fourth and fifth Company-owned restaurants opened in Livingston and in Summit, New Jersey in January and May 1995, respectively. The Edison, New Jersey restaurant was closed October 1, 1995 and the Livingston, New Jersey restaurant was closed June 29, 1996. In December 1995, the Colonia restaurant was converted to a franchise. The Company's restaurants incorporate a new design featuring a carving station for chicken and turkey and utilize an advanced point-of-sale computer system. Each of the Company's restaurants provides both dine-in and take-out services. See "Recent Developments."

     The Company is currently offering franchises to qualified candidates and, between June 1995 and July 1996, the Company granted franchises for seven restaurants. The first franchised restaurant was converted from the Company's existing Colonia restaurant in December 1995; the second, at a site in Westwood, New Jersey, opened in April 1996 and the remaining five, at sites in Oakland, South Orange, Flemington and Belleville, New Jersey and in Dutchess County, New York, are expected to open later in 1996. An agreement for an eighth franchise was cancelled in February 1996 and $10,000 of the $25,000 franchise fee paid to the Company was refunded. The Flemington and Dutchess County locations are being developed pursuant to an area development agreement, entered into in March 1996, for up to 18 restaurants at selected shopping centers throughout the country by specified dates. The Company's other franchised locations are single franchises granted to individual franchisees. The Company currently intends to limit its expansion activities almost entirely to franchising because of its limited cash resources and the significant investment required to open Company-owned restaurants. The success of the Company's franchising efforts depends on the Company's ability to reduce expenses and increase sales at its existing stores. There can, however, be no assurances as to when, if ever, certain of the Company's franchisees will open franchised restaurants or that the Company will be able to sell any additional franchises. See "Recent Developments."

     The  Company  completed  the  IPO in  July  1994  of  1,265,000  IPO  Units
(including 165,000 IPO Units sold upon the exercise of the underwriter's over-allotment option), generating approximately $5,064,000 in net proceeds, the remaining balance of which was approximately $950,000 on March 31, 1996. In view of its continuing losses, the Company is currently attempting to implement strategies to reduce expenses and diversify its operations. In this connection, the Company had advanced $500,000 of the remaining IPO proceeds to a recently formed wholly-owned subsidiary, National Home Guaranty Inc. ("NHG"), that provides federally-guaranteed financing to homeowners and lead-generation services for contractors providing home-improvement services in the low-to-moderate income markets. Between April 11, 1996 and May 7, 1996, the Company obtained additional equity financing for NHG through the Private Placement of 40 Private Units, each Private Unit consisting of 20,000 shares of Class A Common Stock and 20,000 warrants to purchase Class A Common Stock, for an aggregate gross offering price of $2,000,000. The Company's $500,000 advance to NHG was repaid in May 1996 with a portion of the proceeds from the Private Placement. See "Recent Developments."

     The Company was formed as a Delaware Corporation in February 1994 to acquire all of the outstanding capital stock of four New Jersey corporations, formed at various times in 1991 and 1992. Prior to July 1996, the Company's name was Linda's Flame Roasted Chicken Incorporated. The Company's principal executive offices are located at 11 Commerce Drive, Cranford, New Jersey 07016 and its telephone number is (908) 276-2080.

                                  The Offering

Securities  offered................... Up to 1,080,000  shares of Class A Common
                                       Stock,  1,080,000 Class C Warrants and
                                       1,080,000 shares of Class A Common Stock issuable upon exercise of the Class C Warrants.

Common Stock outstanding
prior to this offering:
  Class A Common Stock................ 2,065,000 shares
  Class B Common Stock (1)............ 800,000 shares

Common Stock outstanding
  after this offering
    Class A Common Stock (2).......... 8,260,000 shares
    Class B Common Stock ............. 800,000 shares

Use of Proceeds....................... Any proceeds received by the Company from time to time upon exercise of the Class C
                                       Warrants or the uncommitted funds and may be used for, among for, among other things, working capital, expansion, improvements, compensation and general corporate purposes. The Company will not receive any proceeds from any sales of Class A Common Stock or Class C Warrants by the Selling Securityholders.

Risk Factors.......................... The securities offered hereby involve a high degree of risk.  See "Risk Factors."

NASDAQ Symbols........................ Class A Common Stock           LINCA
                                       Class A Warrants               LINCW
                                       Class B Warrants               LINCZ
                                       IPO Units                      LINCU
Proposed NASDAQ Symbol................ Class C Warrants               LINCX


- -----------------------------

(1) For a description of the voting and other rights of the Class A Common Stock and Class B Common Stock, see "Description of Securities - Common Stock." Of the Company's 800,000 shares of outstanding Class B Common
     Stock, 450,000 such shares are being held in escrow, subject to contribution to the Company, without consideration, if the Company does not attain certain earnings levels or the market price of the Class A Common Stock does not achieve certain targets by December 31, 1997.

(2) Assumes the exercise of the IPO Unit Purchase Options, Private Unit Purchase Options and all of the Warrants but no other outstanding options or warrants.

                                  RISK FACTORS

     The following factors should be considered, together with other information set forth in this Prospectus or incorporated by reference herein, in evaluating an investment in the Company.

Losses to Date; Accumulated Deficit; Continuing Losses. The Company operates two Company-owned restaurants, the first of which opened in October 1991. See "Recent Developments." During the years ended December 31, 1992, 1993, 1994 and 1995 the Company's revenues were approximately $1,077,000, $1,859,000, $1,856,000 and $2,387,000, respectively, and it incurred net losses of
approximately   $(167,000),    $(147,000),    $(1,203,000)   and   $(2,070,000),
respectively. During the three months ended March 31, 1995 and 1996, the Company's revenues were approximately $590,000 and $296,000, respectively, and it incurred net losses of approximately $(485,000) and $(385,000), respectively. The Company had an accumulated deficit of approximately $(3,568,000) at March 31, 1996. There can be no assurance that the Company will ever achieve profitable operations. The Company's prospects must be considered in light of the risks and difficulties frequently encountered in the highly competitive restaurant business, which is characterized by a high failure rate. In view of the Company's continuing losses, the Company is attempting to implement strategies that include reducing expenses, acquiring existing profitable operations in the same or similar business and diversifying its business through a wholly-owned subsidiary, National Home Guaranty Inc. ("NHG"), that provides federally-guaranteed financing to homeowners and lead-generation services for contractors providing home-improvement services in the low-to-moderate income markets. There is no assurance the Company will be able to implement any of these strategies or stop the continuing losses.

Need for Additional Financing. The Company currently is dependent upon, and for the near future expects to continue to be dependent upon, the proceeds of the IPO and the Private Placement to operate its business. At March 31, 1996, the Company had approximately $950,000 in proceeds remaining from the approximately $5,064,000 in net proceeds it received from the IPO. The Company obtained equity financing for NHG through the Private Placement for an aggregate gross offering price of $2,000,000 and a portion of the net proceeds was used to repay the $500,000 which had been advanced by the Company to NHG. The Company currently anticipates that the remaining proceeds of the IPO, in conjunction with proceeds received from the Private Placement, will be sufficient to fund the Company's present operations and its planned diversification during the twelve months following the date of this Prospectus. However, the Company may require additional financing within such twelve months or thereafter and there can be no assurance that additional financing will be available on acceptable terms or at all. The Company has no definitive commitments for additional financing.

General Risks of Restaurant Expansion. The Company currently intends to pursue a strategy of expansion of its restaurant operations, internally through its franchising program, and by acquiring existing profitable operations in the same or similar restaurant business. However, there can be no assurance that any of these strategies will be successfully implemented. The success of the Company's restaurant expansion will depend upon a number of factors not within the Company's or a franchisee's control, including, among others, the cost and availability of suitable locations and the negotiation of acceptable leases, the ability to meet development and construction schedules, the securing of required government permits and other regulatory approvals, the hiring and training of management and other personnel, the terms and availability of financing and other general economic and business conditions. Any problems or delays encountered in any one of these areas can result in substantial increases in costs to the Company as well as delays in the opening of new restaurants. The Company estimates that, from the time a restaurant site is selected, it may take up to nine months before a restaurant opens and several additional months before the restaurant attains normal sales levels. The Company and its franchises have only opened six restaurants (of which two have been closed) to date and, accordingly, because of its lack of experience, its cost and timing estimates may be inaccurate and additional unanticipated problems may arise. Additionally, in light of the Company's limited number of restaurants, the failure of any one of its restaurants will have a disproportionate effect on the financial results of operations of the Company as a whole. Moreover, a strategy of expansion through acquisition is dependent upon the ability of the Company to identify suitable candidates for acquisition and to obtain additional financing. The Company has no current commitments or arrangements for additional financing and there can be no assurance that additional financing will be available on acceptable terms or at all.

Risks of Franchising. While the Company is currently offering franchises, only seven franchises, of which two have resulted in the opening of a restaurant, have been sold as of the date of this Prospectus. The Company intends to increase its focus on franchising activities because of its limited cash resources and the significant investment required to open Company-owned restaurants. The success of a franchising program will depend on numerous factors, including, but not limited to, the Company's ability to comply with regulatory requirements and to attract and retain qualified franchisees (which in turn will depend upon the Company's ability to successfully market and promote the Company concept). Although the Company provided interim construction financing to its first franchisee, the Company does not have the resources to offer significant financing assistance to franchisees and, as a result, may be at a competitive disadvantage relative to other franchisors. Compliance with Federal and state franchise sales laws and state franchise relationship laws is costly and time consuming and there can be no assurance that the Company will not encounter difficulties or delays in this area. There can be no assurance that the Company will be successful in its efforts to expand through franchising or that future franchisees, if any, will be able to operate Linda's Flame Roasted Chicken restaurants in a manner consistent with the Company's methods, standards and specifications.

Restaurant Industry and Competition. The restaurant industry is affected by changes in consumer tastes, national, regional, and local economic conditions, demographic trends and publicity. The Company's revenues are derived primarily from the preparation and sale of cooked chicken and, accordingly, a change in preferences for, or adverse publicity associated with, chicken could adversely affect the Company's business. Multi-unit food service chains can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns or operating issues stemming from just one store or only a limited number of stores. Restaurants can also be affected by changes in traffic patterns, demographics and the type, number and location of competing restaurants. The quick-service restaurant industry is extremely competitive with respect to price, service, restaurant location and food quality. The Company competes with a variety of other restaurants, including those that serve rotisserie style, fried, grilled and other chicken products. These competitors include national and regional chains, franchisees of other restaurant chains and local owner-operated restaurants. Furthermore, the number of rotisserie roasted chicken take-out restaurants has increased substantially in the last few years. Many competitors have been in existence longer, have more established market presence and have substantially greater financial, marketing and other resources than the Company. In addition to other restaurant companies, the Company also competes with numerous other businesses for suitable locations for its restaurants and competes with other franchisors for qualified franchisees.

Geographic Concentration; Seasonality. The Company's existing restaurants are all located in central and northern New Jersey and the Company currently plans to cluster its new restaurants within the Northeast and Mid-Atlantic states. Consequently, the Company's operating results will be affected by adverse economic, weather or other conditions in these regions that are beyond the Company's control. To date, the Company has experienced lower revenues in the months of December, January, February and March due to the effects of the holiday season and inclement weather. Moreover, adverse publicity, if any, regarding any Linda's Flame Roasted Chicken restaurant could have a more severe impact on the Company's revenue than might be the case if the Company's restaurants were more broadly dispersed.

Increases in Operating and Food Costs; Availability of Supplies. Increases in the cost of chicken and fresh produce could have a direct and immediate effect on the Company's results of operations. A substantial portion of the Company's revenues and food costs are derived from the sale and purchase of chicken. The cost of fresh chicken fluctuates from time to time depending on a variety of factors beyond the control of the Company, such as weather conditions and seasonal demand. Dependence on frequent deliveries of chicken and fresh produce also subjects food service businesses to the risk that shortages or interruptions in supply, caused by adverse weather or other conditions, could adversely affect the availability, quality, and cost of ingredients. Furthermore, any delays or stoppages in such deliveries could subject the Company's restaurants to shortages or interruptions which could adversely affect restaurant sales. Additional factors such as inflation, increased utility, labor and employee benefit costs and the availability of qualified management and hourly employees are beyond the Company's control and may in the future affect the restaurant industry in general and the Company's restaurants in particular.

     No Operating History of NHG; New Business Strategy. NHG is a newly formed wholly-owned subsidiary of the Company with no operating history and the operations of NHG are totally unrelated to the Company's restaurant business. Accordingly, NHG is subject to all of the risks associated with start-up businesses including those associated with the highly competitive home finance business, which is dominated by large institutions. Further, the implementation of the Company's new business strategy is likely to impact the Company's attention to its current business and will require a substantial commitment of time and resources. There can be no assurance that profitability will be achieved by NHG, or if achieved, that it will ever be sustained.

     Need for Third-Party Purchasers for Loan Contracts. NHG sells its loan contracts to third party lenders prior to its purchase of such loan contracts from a participating contractor upon completion of a job. Therefore, NHG's ability to originate loans on an ongoing basis is dependent upon its ability to sell the loan contracts to such third-party lenders, primarily commercial banks, savings and loan associations and other large credit companies, on a timely basis and upon terms acceptable to NHG. There can be no assurance that there will be a sufficient market for NHG's loan contracts or that NHG will be able to sell the loan contracts on a timely basis, on acceptable terms, or at all. NHG's inability to sell such loan contracts would have a material adverse effect on the business and operations of NHG.

     Need for Qualified Contractors. A key component of the proposed business of NHG will involve providing low-to-moderate income homeowners with access to qualified contractors who can perform the needed improvement work on acceptable terms. There can be no assurance that NHG will be able to develop and a maintain a network of qualified contractors willing and qualified to perform home improvement work for such homeowners.

Competition. NHG will face competition from home mortgage lenders that offer Title I home renovation loans. Many of these competitors have substantially greater financial, marketing and other resources than the Company. In addition, homeowners may finance renovations by obtaining home equity loans, home improvement loans and second mortgages through banks, savings institutions and mortgage companies. There can be no assurance that NHG will be able to compete favorably against services offered by its competitors in the future.

Potential Liability for Contractor Work. NHG may be subject to claims by prospective customers that a participating contractor referred by NHG did not perform his work as agreed. Although NHG will require all participating contractors to guaranty their work for a reasonable period of time and to indemnify NHG against any claims raised by a customer referred by NHG that relate to the quality of workmanship and/or materials used by the participating contractor, there can be no assurance that a participating contractor will honor, or that NHG will be able to enforce without undue expense, any guarantees or indemnifications.
                                      -10-

Marketing; Limited Marketing Capabilities. The growth of the Company's current restaurants and the success of new Linda's Flame Roasted Chicken restaurants, if any, will depend, to a large extent, upon marketing efforts that require substantial expenditures by the Company. Since the Company's initial public offering, it has spent approximately $500,000 for marketing and promotion, the results of which have been disappointing. There can be no assurance that the Company's marketing efforts will be more successful in the future, that its restaurants will ever achieve significant market acceptance or that the Company will have the necessary funds for marketing activities.

     The success of NHG will depend, to a large extent, upon marketing efforts that will require substantial expenditures by the Company, primarily for the production and placement of radio and television advertising. There can be no assurance that the Company will have the necessary funds for a sustained marketing campaign or that the Company will be able to develop a successful marketing strategy for NHG. Moreover, NHG will be targeting a non-traditional homeowner market and it may not be able to gain acceptance in such market. Although NHG has retained the services of marketing specialists, there can be no assurance that their efforts on behalf of the Company will be successful.

Government  Regulation.  The Company's  business is subject to numerous federal,
state  and  local  laws  and  regulations,   including  those  relating  to  the
preparation  and  sale  of  food,  zoning,   land  use,   construction  and  the
environment. The Company is also subject to federal and state laws and regulations governing employer-employee relations, including those related to minimum wage requirements, overtime, working and safety conditions and immigrant status. Any difficulties or failures in obtaining required licenses or approvals could delay or prevent the opening of a new restaurant. The failure to obtain or retain food or other licenses or increases in the minimum wage rate, employee benefits (including costs associated with mandated health insurance coverage) or other costs relating to employees could have an adverse effect on the Company's business. The Company also is subject to compliance with federal and state franchise sales laws and state franchise relationship laws. Compliance with such franchise laws can be time consuming and costly and the Company's inability to comply with existing or future franchise laws may have a material adverse effect on the Company's business and prospects.

     The business of NHG is also subject to compliance with federal laws and regulations relating to Title I Loans, including minimum net worth and credit maintenance requirements, compliance with the Equal Credit Opportunity Act, the Consumer Credit Protection Act, the Real Estate Settlement Procedures Act and other federal laws and regulations relating to consumer lending activities. U.S. Department of Housing and Urban Development ("HUD") regulations also require that NHG maintain at least a $500,000 warehouse line of credit in order to originate Title I Loans. Although NHG has obtained a $3,000,000 line of credit, there can be no assurance that NHG will be able to maintain such line of credit or that it will be sufficient to meet its future needs. In addition, NHG is subject to various state laws applicable to licensed and unlicensed home improvement financing agencies and sales finance companies as well as periodic examinations by HUD and various state licensing agencies.

Dependence Upon Key and Other Personnel; Potential Liability Under Indemnification Agreements. Most of the Company's management is young and relatively inexperienced in the restaurant business and has no experience in franchising. The competition for qualified restaurant and franchising personnel in the quick-service restaurant segment is intense and there is no assurance that the Company will be able to hire necessary additional personnel. The Company's success will depend upon its ability to attract and retain additional skilled personnel to serve as managers of individual restaurants. To date, turnover of management and other personnel in the Company's restaurants has had an adverse effect on restaurant operations. The Company believes that its success will be largely dependent on the efforts of certain key personnel of the Company, including Peter Weissbrod, its President and Chief Executive Officer, Stuart Fuchsman, its Vice President and Chief Operating Officer, and Richard Goldberger, its Chairman. The loss of the services of any of such individuals could have a material adverse effect on the Company if the Company is unable to find a qualified replacement.

     The success of NHG will depend in large part on the efforts of Angelo Maione, who commenced employment in January 1996. In addition, Richard Goldberger, Chairman of the Company, has substantial experience in the home improvement industry and will serve as a consultant to NHG. NHG will need to attract and retain additional qualified personnel, particularly sales and marketing experts and installment lending officers and there is no assurance that NHG can retain the service of such individuals on acceptable terms, or at all. The loss of the services of any of Messrs. Maione or Goldberger could have material adverse effect on NHG.

Claims, Litigation and Lack of Adequate Insurance. Companies in the food services industry are from time to time the subject of complaints, claims, litigation from customers alleging illness or injury or otherwise relating to food quality, health or other operational complaints. Adverse publicity resulting from such allegations may materially and adversely affect the Company and the Linda's Flame Roasted Chicken restaurants, regardless of whether such allegations are valid or whether the Company is liable. Further, activities of the Company's franchisees, if any, over which the Company will have no control, could expose the Company to litigation. There can be no assurance that the Company's liability insurance coverage is adequate or maintainable by the Company on acceptable terms or that the Company will be able to increase coverage, on acceptable terms, as new Linda's Flame Roasted Chicken restaurants are opened and additional insurance is warranted. The Company requires all of the franchisees to maintain certain insurance policies and to have the Company named as an additional insured on all such policies. However, a partially or completely uninsured successful claim against the Company or a franchisee could have a material adverse effect on the Company's business and operations.

Potential Adverse Effect of Redemption of Warrants. The Class C Warrants (other than the Class C Warrants issuable upon exercise of the Private Unit Purchase Options) may be redeemed by the Company at a redemption price of $.05 per warrant upon 30 days' notice if the average closing bid price of the Class A Common Stock exceeds $7.35 per share (subject to adjustment) for 30 consecutive business days ending within 15 days of the notice of redemption. Redemption of the Class C Warrants could force the holders to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the Class C Warrants. See "Description of Securities - Redemption."

Current Prospectus and State Registration Required to Exercise Warrants. Purchasers of the Class C Warrants will only be able to exercise such warrants if (i) a current prospectus under the Act relating to the securities underlying the Class C Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Class C Warrants reside. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the securities underlying the Class C Warrants, there can be no assurance that the Company will be able to do so. The value of the Class C Warrants may be greatly reduced if a current prospectus, covering the securities issuable upon the exercise of the Class C Warrants, is not kept effective or if such securities are not qualified, or exempt from qualification, in the states in which the holders of the Class C Warrants reside. See "Description of Securities - Redeemable Warrants."

Influence by Management and Principal Stockholders; Possible Depressive Effect on the Company's Securities. As of July 19, 1996, current officers, directors and stockholders who are beneficial owners of 5% or more of the Company's outstanding capital stock, own approximately 27.5% of the issued and outstanding capital stock of the Company and 68.3% of the total voting power thereof, which calculation includes 787,000 shares of the 800,000 shares of Company's outstanding Class B Common Stock, par value $.001 per share ("Class B Common Stock"), owned by such persons. The Class A Common Stock and the Class B Common Stock are essentially identical, except that the Class B Common Stock has six votes per share and the Class A Common Stock has one vote per share on all matters upon which stockholders may vote. Subject to certain limitations, each share of Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof at any time at the option of the holder. As a result, the current officers, directors and stockholders owning 5% or more of the Company's outstanding capital stock will be able to elect all of the Company's directors and otherwise control the Company's operations. Furthermore, the disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirers may be discouraged from seeking to acquire control of the Company through the purchase of Class A Common Stock, which could have a depressive effect on the price of the Company's securities. See "Description of Securities - Common Stock."

Charge to Income in the Event of Release of Escrow Shares. In connection with the IPO, 450,000 shares (the "Escrow Shares") of the 800,000 shares of Company's outstanding Class B Common Stock are being held in escrow and subject to contribution to the Company, without consideration, if the Company does not attain certain earnings levels or the market price of the Company's Class A Common Stock does not achieve certain targets by December 31, 1997. The
Securities and Exchange Commission (the "Commission") has adopted a position with respect to arrangements such as the one entered into among the Company and the current stockholders of the Company. This position provides that, in the event any shares are released from escrow to stockholders of the Company who are officers, directors or employees of, or consultants to the Company, compensation expense will be recorded for financial reporting purposes. Therefore, in the event the Company attains any of the earnings thresholds or the Class A Common Stock meets certain minimum bid prices required for the release of the Escrow Shares, such release will be deemed an additional compensation expense of the Company. Accordingly, the Company will, in the event of the release of the Escrow Shares from escrow, recognize during the periods in which the earnings thresholds are met or probable of being met or such minimum bid prices are attained, what will likely be a substantial charge which would have the effect of substantially increasing the Company's loss or reducing or eliminating earnings, if any, at such time. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a depressive effect on the market price of the Company's securities. See "Description of Securities - General."

Possible Depressive Effect of Future Sales of Common Stock. All of the Company's shares of Class B Common Stock currently outstanding are "restricted securities" as that term is defined in Rule 144 promulgated under the Act which are currently eligible for sale in the public market in the form of an equal number of shares of Class A Common Stock, subject to the requirements of Rule 144 and the provisions of the escrow relating to the Escrow Shares. In addition, 345,200 shares of Class A Common Stock issuable upon the exercise of the Company's currently outstanding options will be "restricted securities" and may, under certain circumstances, be sold without registration pursuant to Rule 144, or, pursuant to a future registration statement. 1,265,000 shares of the 2,065,000 shares of Class A Common Stock currently outstanding are eligible for sale under the Act, and 4,395,000 shares of Class A Common Stock, which may be issued upon exercise of the Company's Class A Warrants and Class B Warrants, will be eligible for sale under the Act upon issuance, and are not "restricted securities" absent an express agreement to the contrary; 440,000 shares of Class

A Common Stock underlying the IPO Unit Purchase Options are subject to restrictions on transferability until May 25, 1996. Of the 2,160,000 shares of Class A Common Stock and 1,080,000 Class C Warrants underlying the Private Units and the Private Unit Purchase Options, one-third of such securities may be sold from October 11, 1996 to January 11, 1997, an additional one-third may be sold from January 11, 1997 to April 11, 1997 and the remainder may be sold after April 11, 1997. No prediction can be made as to the effect, if any, that sale of these securities, including the securities offered hereby, or the availability of such securities for sale will have on the market prices of the Company's securities prevailing from time to time. Nevertheless, the possibility that substantial amounts of securities may be sold in the public market may adversely affect prevailing market prices for the Company's securities and could impair the Company's ability to raise capital through the sale of its securities.

Effect of Outstanding Options and Warrants. For the terms of the Class C Warrants, Class A Warrants, Class B Warrants, the Private Unit Purchase Options and the IPO Unit Purchase Options and other outstanding options, the holders thereof are given an opportunity to profit from a rise in the market price of the Class A Common Stock with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such options and warrants. The holders of the Class A, Class B and Class C Warrants may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided by such Warrants.

No Dividends Anticipated. The Company has never paid any cash dividends on its Class A and Class B Common Stock and does not anticipate the payment of cash dividends in the foreseeable future. See "Description of Securities - Dividend Policy."

Authorization of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of up to 2,500,000 shares of preferred stock, par value $.001 per share, with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Class A and Class B Common Stock. In the event of issuance, preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. There can be no assurance that the Company will not issue shares of preferred stock in the future. See "Description of Securities - Preferred Stock."

Delaware Anti-Takeover Law. The Company, a Delaware corporation, is subject to the General Corporation Law of the State of Delaware, including Section 203, an anti-takeover law enacted in 1988. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless: (i) prior to such date, the board of directors approved the business combination; or

(ii) upon becoming an interested stockholder, the stockholder then owns at least 85% of the voting securities, as defined in Section 203; or (iii) subsequent to such date, the business combination is approved by both the board of directors and the stockholders. "Business combination" is defined to include mergers, asset sales and certain other transactions with an "interested stockholder." An "interested stockholder" is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. Although Section 203 permits the Company to elect not to be governed by its provisions, the Company to date has not made this election. As a result of the application of Section 203, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Possible Restrictions on Market-Making Activities in the Company's Securities. D.H. Blair & Co., Inc. ("Blair & Co.") is currently, and the Company believes that it intends in the future to continue to be, a principal marketmaker in the Company's securities. Rule 10b-6 under the Securities Exchange Act of 1934 (the "Exchange Act") will prohibit Blair & Co. from engaging in any marketmaking activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by D.H. Blair Investment Banking Corp. ("Blair") of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the market prices of the Company's securities.

Possible  Adverse  Effect  on  Liquidity  of  the  Company's  Securities  Due to
Investigation of a Principal Marketmaker by the Securities and Exchange Commission. The Company has been advised that the Commission is conducting an investigation concerning various business activities of Blair and Blair & Co. The investigation appears to be broad in scope, involving numerous aspects of Blair and Blair & Co.'s compliance with the federal securities laws and compliance with the federal securities laws by issuers whose securities were underwritten by the Blair or Blair & Co., or in which the Blair or Blair & Co. made over-the-counter markets, and persons associated with Blair or Blair & Co., such issuers and other persons. The Company has been advised by Blair that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. Neither the Company, Blair, nor Blair & Co. can predict whether this investigation will ever result in any type of formal enforcement action against Blair or Blair & Co. An unfavorable resolution of the Commission's investigation could have the effect of limiting Blair & Co.'s ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

                               RECENT DEVELOPMENTS

     The Company remains committed to the operation of its current restaurant business, though it currently intends to limit its restaurant expansion activities almost entirely to franchising because of its limited cash resources and the significant investment required to open Company-owned restaurants. Furthermore, the Company believes that franchised restaurants will have a greater potential for profitability because it expects that franchisees will be more directly and closely involved in the day-to-day operations of their restaurants than managers of Company-owned stores. In addition to limiting its expansion to franchising, the Company is reducing expenses, both operationally, through food and paper cost savings, and through reductions in overhead relating to the Company's corporate office, primarily through elimination and consolidation of corporate positions. In order to increase its prospects for profits and positive cash flow, the Company has implemented the following strategies: (1) diversification to operations outside of the restaurant industry and (2) obtaining additional equity-based financing through a private offering. Additionally, the Company may seek acquisitions of companies in the same or similar restaurant business with profitable operations and positive unit-level economics. The Company has no definitive arrangements for any additional equity or other financing and there can be no assurance that the Company will be able to obtain additional financing on acceptable terms, or at all.

     In the second quarter of 1996, the Company completed the Private Placement of 40 Private Units, each Private Unit consisting of 20,000 shares of the Class A Common Stock and 20,000 warrants (Class C Warrants) to purchase Class A Common Stock, for an aggregate price of $2,000,000 or $50,000 per Private Unit. In connection with the Private Placement, the Company issued 14 Private Unit Purchase Options to Blair and its designees to purchase Private Units for $50,000 per Private Unit. This Prospectus relates to the securities underlying the 40 Private Units sold, and the 14 Private Unit Purchase Options granted, in the Private Placement. The net proceeds of the Private Placement were contributed by the Company to capital of National Home Guaranty Inc. ("NHG") and NHG repaid the $500,000 which had previously been advanced by the Company to NHG. The Company believes that such net proceeds will be sufficient to fund the initial operations of NHG.

     NHG provides low-to-moderate income homeowners with a single source for both federally guaranteed home improvement loans and qualified contractors. This segment of the homeowner market has traditionally encountered difficulties in obtaining affordable financing and securing the services of qualified contractors for home improvements. In response to this need, the U.S. Department of Housing and Urban Development ("HUD") substantially revised its Title I Property Improvement Program in 1994 to increase the availability of federally guaranteed home improvement loans ("Title I Loans") of up to $25,000 to low-to-moderate income homeowners. NHG utilizes this program, along with its contacts in the home-improvement and lending industries, to provide low-to-moderate income homeowners with both the financing and contractors needed for home renovations.

     NHG derives its revenue primarily from administrative and referral fees received from participating contractors and discounts on the sale of loan contracts to third-party lenders. NHG requires participating contractors to pay NHG a fee for each homeowner referred to them by NHG, regardless of whether or not the contractor makes the sale, plus an administrative fee equal to a percentage of the price of contracted work. NHG does not intend to service any loan contracts itself, but rather intends to sell the loan contracts that it originates to commercial banks, savings and loan associations and other large credit companies. However, there can be no assurance that NHG will be able to make or sustain any such arrangements with third-party lenders and/or qualified contractors on acceptable terms.

     NHG has hired personnel with lending experience and other experienced loan personnel as well as sales and marketing specialists who can develop an advertising and marketing program targeting low-to- moderate income homeowners. Richard Goldberger, Chairman of the Company, serves as a consultant to NHG. From 1953 to 1989, Mr. Goldberger was the Chief Executive Officer of Garden State Brickface and Stucco Company, a construction and home improvement company with operations in 12 states. Mr. Goldberger has been a bank director for thirty years, serving as both chairman of loan committees and of executive committees. He currently serves as a director of United Jersey Bank, N.A. There can, however, be no assurance that NHG will be able to hire and retain additional qualified personnel or develop an effective marketing strategy.

     NHG is targeting markets in New Jersey, Pennsylvania, Massachusetts and Rhode Island. Although the Company has not conducted a formal needs analysis for this region, limited focus-group surveys conducted on behalf of the Company in New Jersey show homeowners to be receptive towards NHG's proposed services. NHG is a licensed home improvement lender in New Jersey, Massachusetts and Rhode Island (Pennsylvania has no such approval requirements).

     In addition to the state licenses which it has received, NHG has obtained designation by HUD as an approved Title I lender. As such, the business of NHG will be subject to compliance with federal regulations relating to Title I Loans, including minimum net worth and credit maintenance requirements, compliance with the Equal Credit Opportunity Act and other federal laws relating to consumer lending activities, and periodic examinations by HUD as well as various state laws regulating licensed lenders.

     The Company believes that it will be beneficial to the Company and its stockholders to pursue the foregoing strategies as a basis for reducing expenses and maximizing efficiencies of current operations as well as increasing prospects for profitability through diversification. There can be no assurance, however, that any of these strategies will be successfully implemented. In the event the Company's restaurant operations continue to generate losses at approximately the current rate, the Company believes that its existing cash and investments will be sufficient to satisfy its cash requirements for the next 12 months.

     Between June 1995 and June 1996, the Company granted franchises for seven restaurants. The first franchised restaurant was converted from the Company's existing Colonia restaurant in December 1995; the second, at a site in Westwood, New Jersey, opened in April 1996 and the remaining five, at sites in Oakland, South Orange, Flemington and Belleville, New Jersey and in Dutchess County, New York, are expected to open later in 1996. An agreement for an eighth franchise was cancelled in February 1996 and $10,000 of the $25,000 franchise fee paid to the Company was refunded. The Flemington and Dutchess County locations are being developed pursuant to an area development agreement, entered into in March 1996, for up to 18 restaurants at selected shopping centers throughout the country by specified dates. The Company's other franchised locations are single franchises granted to individual franchises.

     The Company's franchises are governed by a form of franchise agreement developed for the Company which provides for, among other things, payment by the franchisee of an initial franchise fee of $25,000 ($20,000 for Colonia) and a royalty fee based on a percentage of the net sales of the restaurant. In addition, a franchisee must pay a percentage of net sales to the Company's advertising fund and spend an additional percentage of net sales for local advertising. Each franchise agreement specifies a territory within which the Company will not establish and operate, or grant other parties the right to establish and operate, a Linda's Chicken restaurant for a specified period of time. Each franchisee will be required to operate its Linda's Chicken restaurant in accordance with the franchise agreement and with the methods, standards and specifications set forth in the Company's confidential operating manual.

     The Westwood, New Jersey franchise opened for business in April 1996. This site was subleased to the franchisee for the same rent payable by the lessor, a wholly-owned subsidiary of the Company, that entered into a 20-year lease for the 3,100 sq. ft. space in October, 1994. The Company has guaranteed the obligations of such subsidiary and the sublessor-franchisee under the lease for five years following commencement of business. In addition to procuring the lease, the Company provided $375,000 of construction financing to the franchisee and arranged for permanent financing from a third party, for the franchisee, to replace the construction loan. The Company may decide to provide some other form of financial assistance and accommodations to its franchisees but has no formal plans or policies with respect thereto.

                                 USE OF PROCEEDS

     Holders of Class C Warrants and Private Unit Purchase Options are not obligated to exercise their Class C Warrants and Private Unit Purchase Options and there can be no assurance that any such holders will choose to exercise all or any of the Class C Warrants or Private Unit Purchase Options. The Company does not anticipate receiving any material amount of proceeds from the exercise of the Class C Warrants and the Private Unit Purchase Options in the near future.

     In the event all of the shares of Class A Common Stock underlying the Class C Warrants and the Private Unit Purchase Options are issued, the net proceeds to the Company would be approximately $7,400,000, assuming that a solicitation fee of 5% of the exercise price of each Class C Warrant is paid to Blair. The net proceeds of such issuances will be treated as uncommitted funds and may be used by the Company for, among other things, working capital, expansion, improvements, compensation and general corporate purposes.

                             SELLING SECURITYHOLDERS

     The securities offered hereby may be offered by the Selling Securityholders from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act and any commission received by them and any profit on the resale of the securities offered hereby might be deemed to be underwriting discounts and commissions under the Act.

     The following table sets forth certain information, as of July 19, 1996, with respect to each Selling Securityholder for whom the Company is registering the securities offered hereby for resale to the public. The Company will not receive any of the proceeds from the resale of the such securities. Unless noted otherwise or unless additional securities of such classes are acquired by the Selling Securityholders, the Selling Securityholders will own no Class A Common Stock or Warrants upon completion of this Offering.

                                                           Number of Shares
                                                            of Class A
                                                            Common Stock
                                                         Beneficially Owned
Selling Securityholder                                    and Maximum Number
                                                           to be Sold(1)
- --------------------------------------------------------------------------------

Carmine Agnello...............................................60,000
James L. Alderman.............................................20,000
Amore Perpetuo, Inc...........................................80,000
Martin A. Bell (2)............................................29,600
Jonathan Brimfield............................................20,000
Robert D. Burke, M.D..........................................20,000
CLFS Equities, Ltd............................................20,000
Robert H. Cohen and Nanette C. Koryn, JTROS...................40,000
Scott Daiagi..................................................20,000
J. Morton Davis...............................................26,800
D.H. Blair Investment Banking Corp............................26,800
Scott Dorfman.................................................20,000
John E. Fetzer Memorial Trust Fund............................20,000
Bruce Fetzer and Darby Fetzer, JTROS..........................20,000
Andrew P. Geiss...............................................20,000
Samuel J. Holtzman Trust......................................80,000
David A. Jividen..............................................20,000
Craig Johnson.................................................20,000
Alda Levitt...................................................20,000
Charles T. McManus............................................20,000
Herbert Michitsch and Mary E. Michitsch, JTROS................10,000
Richard Molinsky.............................................112,800
Victor Molinsky and Janet Molinsky, JTROS.....................20,000
Ruth Morgan...................................................20,000
Patrick Morgan and Ruth Morgan, JTROS.........................20,000
Richard A. Nelson and Elaine M. Nelson, JTROS.................80,000
Veniamin Nilva................................................80,000
Iouri Ostanine................................................40,000
Ruby G. O'Steen and Grace T. O'Steen, TIC.....................40,000
William E. Ozzard (3).........................................10,000
Al Palagonia.................................................129,600
David S. Purvis...............................................20,000
Ruki Renov...................................................107,200
Jack W. Rosen.................................................20,000
Ronald Roth...................................................20,000
Meyer Sapoff..................................................20,000
Matthew C. Schilowitz.........................................80,000
R. Douglas Scheidt............................................40,000
SJG Management, Inc...........................................40,000

Leonard A. Solomon............................................20,000
Esther Stahler...............................................107,200
Suan Investments..............................................80,000
Ivan K. Szathmary and Maria V.  Szathmary, JTROS (3)..........20,000
Alice C. Tate.................................................40,000
George Wailand................................................20,000
Aaron Wolfson.................................................60,000
Abraham Wolfson...............................................40,000
Wolfson Equities.............................................240,000
Murray Zung...................................................20,000

Total......................................................2,160,000

- --------------------

(1) Represents the total number of shares of Class A Common Stock owned and shares issuable upon exercise of the Class C Warrants, currently owned, or, in the case of holders of Private Unit Purchase Options, represents the total number of shares of Class A Common Stock, and shares issuable upon exercise of Class C Warrants, constituting the Private Units. Selling Securityholders may elect to sell their Class C Warrants instead of exercising them and selling the underlying Class A Common Stock.

(2)  Holder of Private Unit Purchase Options.

(3) Members of the Board of Directors of the Company; will continue to own shares of Class A Common Stock upon completion of the Offering constituting less than 1% of Class A Common Stock outstanding.


                              PLAN OF DISTRIBUTION


     The   securities   offered   hereby  are  being   offered  by  the  Selling
Securityholders pursuant to this Prospectus.

     The Company has agreed not to solicit the exercise of any Class C Warrants other than through Blair, provided, however that the Company may solicit exercises on its own behalf, without the assistance of another broker-dealer. The Company has agreed to pay Blair a solicitation fee of 5% of the aggregate exercise price of the Class C Warrants which are exercised, if (i) the market price of the Class A Common Stock is greater than the exercise price of the Class C Warrants on the date of exercise; (ii) the exercise of the Class C Warrant was solicited by a member of the National Association of Securities Dealers, Inc.; (iii) the Class C Warrant is not held in a discretionary account;
(iv) the disclosure of compensation arrangements has been made in documents provided to customers, both as part of the original offering and at the time of exercise; and (v) the solicitation of the Class C Warrant was not in violation of Rule 10b-6 promulgated under the Exchange Act.

                           DESCRIPTION OF SECURITIES

General

     The Company's authorized capital stock consists of 15,000,000 shares of Class A Common Stock, par value $.001 per share, 800,000 shares of Class B Common Stock, par value $.001 per share, and 2,500,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). There are currently 800,000 shares of Class B Common Stock outstanding held by eight stockholders. In connection with the IPO, 450,000 shares of the 800,000 shares of Class B Common Stock outstanding are held in escrow and subject to contribution to the Company, without consideration, if the Company does not attain certain earnings levels or the market price of the Company's Class A Common Stock does not achieve certain targets by December 31, 1997.

Common Stock

     The Class A and Class B Common Stock are substantially identical except that holders of Class A Common Stock have the right to cast one vote for each share held of record and holders of Class B Common Stock have the right to cast six votes for each share held of record on all matters submitted to a vote of holders of Common Stock. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

     Subject to certain exceptions, including transfer to members of a holder's immediate family and any original holders of Class B Common Stock, (provided, in both instances, one or more of the original holders of Class B Common Stock has the power to vote the transferred shares following the transfer), shares of Class B Common Stock are automatically convertible into an equivalent number of fully-paid and non-assessable shares of Class A Common Stock upon the sale or transfer of such shares of Class B Common Stock by the original record holder thereof. Each share of Class B Common Stock also is convertible at any time at the option of the holder into one share of Class A Common Stock.

     Holders of the Class A Common Stock and Class B Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to holders of the Company's common stock as part of a liquidation, dissolution or wind-up of the affairs of the Company. Holders of Class A Common Stock or Class B Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of the Class A Common Stock or Class B Common Stock in the Company's Certificate of Incorporation. All outstanding shares of Class A Common Stock and Class B Common Stock are, and those shares of Class A Common Stock offered hereby will be, validly issued, fully-paid and non-assessable.

Private Units

     Each Private Unit consists of one share of Class A Common Stock and one Class C Warrant. Each Class C Warrant entitles the holder thereof to purchase one share of Class A Common Stock. The Class C Warrants included in the Private Units are immediately exercisable and transferable separately.

IPO Units

     Each IPO Unit consists of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of Class A Common Stock and one Class B Warrant, and each Class B Warrant entitles the holder thereof to purchase one share of Class A Common Stock. The Class A Warrants and Class B Warrants included in the IPO Units are immediately exercisable and transferable separately.

Redeemable Warrants

     Class A Warrants. The holder of each Class A Warrant is entitled, upon payment of the exercise price of $6.25, to purchase one share of Class A Common Stock and one Class B Warrant. Unless previously redeemed, the Class A Warrants are exercisable at any time after issuance through the close of business on the day immediately preceding the fifth anniversary of the date of such issuance provided that at such time a current prospectus relating to the Class A Common Stock and Class B Warrants is in effect and the Class A Common Stock and Class B Warrants are qualified for sale or exempt from qualification under applicable state securities laws. The Class A Warrants are separately transferable from the Class A Common Stock and Class B Warrants issued with such Class A Warrants.

     Class B Warrants. The holder of each Class B Warrant is entitled, upon payment of the exercise price of $8.50, to purchase one share of Class A Common Stock. Unless previously redeemed, the Class B Warrants are exercisable at any time after issuance through the close of business on the day immediately preceding the fifth anniversary of the date of such issuance provided that at such time a current prospectus relating to the Class A Common Stock is in effect and the Class A Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Class B Warrants are separately transferable from the Class A Common Stock and Class A Warrants issued with such Class B Warrants and the Class B Warrants underlying the Class A Warrants will be transferred separately from the Class A Common Stock received upon exercise of the Class A Warrants.

     Class C Warrants. The holder of each Class C Warrant is entitled, upon payment of the exercise price of $5.25, subject to adjustment, to purchase one share of Class A Common Stock. Unless previously redeemed, the Class C Warrants are exercisable at any time after issuance through the earlier of ten years after the date of issuance or five years from the effective date of the Registration Statement of which this Prospectus is a part, provided that at such time a current prospectus relating to the Class A Common Stock is in effect and the shares of Class A Common Stock are qualified for sale or exempt from qualification under applicable state securities laws. The Class C Warrants are separately transferable from the Class A Common Stock issued with such Class C Warrants.

     Redemption. The Warrants are subject to redemption by the Company, upon 30 days' written notice, at a price of $.05 per Warrant, if the average closing bid price of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given exceeds $8.75 per share with respect to the Class A Warrants, $11.90 per share with respect to the Class B Warrants and $7.35 per share with respect to the Class C Warrants. Holders of Warrants will automatically forfeit their rights to purchase the shares of Class A Common Stock (or Class B Warrants, if applicable) issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption (the "Redemption Date"). All of the outstanding Warrants, except for those underlying the Private or IPO Unit Purchase Options, must be redeemed if any of that class are redeemed. The Warrants underlying the IPO or Private Unit

Purchase Options are not subject to redemption by the Company except in certain circumstances. A notice of redemption shall be mailed to each of the registered holders of the Warrants by first class mail, postage prepaid, not earlier than the 16th nor later than the 30th day before the Redemption Date. The notice of redemption shall specify the redemption price, the Redemption Date, the place where the Warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise the Warrants shall terminate at 5:00 p.m. (Eastern Standard time) on the business day immediately preceding Redemption Date.

     General. The Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to the expiration date (or to the close of business on the business day immediately prior to the Redemption Date) at the offices of the Company's warrant agent (the "Warrant Agent") with the "Subscription Form" on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised.

     The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including issuances of Class A Common Stock (or securities convertible, exchangeable or exercisable into Class A Common Stock) at less than market value, stock dividends, stock splits, mergers, a sale of substantially all of the Company's assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things (i) the issuance or exercise of options or other securities under the Company's 1994 Stock Option Plan, or other employee benefit plans or (ii) the sale or exercise of the warrants underlying the Private or IPO Unit Purchase Options or the Warrants offered hereby.

     The Company is not required to issue fractional shares of Class A Common Stock and, in lieu thereof, will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a stockholder of the Company unless and until he exercises the Warrants.

Preferred Stock

     The Preferred Stock may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board in the resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board may, without further action by the holders of Common Stock, fix the number of shares constituting that series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of Preferred Stock. It is to be expected that the holders of any series of Preferred Stock, when and if issued, will have priority claims to dividends and to any distributions upon liquidation of the Company, and that they may have other preferences over the holders of the Common Stock.

     The Board may issue series of Preferred Stock without action of the stockholders of the Company. Accordingly, the issuance of Preferred Stock may adversely affect the rights of the holders of the Class A Common Stock. In addition, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the stockholders. The issuance of Preferred Stock may dilute the voting power of holders of the Class A Common Stock (such as by issuing Preferred Stock with super-voting rights) and may render more difficult the removal of current management, even if such removal may be in the best interests of the stockholders. The Company has no current plans to issue any of the Preferred Stock.

Dividend Policy

     The Company has never paid any cash dividends on its Class A and Class B Common Stock. The Company anticipates that, in the future, earnings, if any, will be retained for use in its business or for other corporate purposes, and it is not anticipated that cash dividends in respect of the Class A or Class B Common Stock will be paid.

Transfer and Warrant Agent

     American Stock Transfer & Trust Company, New York, New York, will serve as the Company's Transfer Agent for the Class A Common Stock and the Company's Warrant Agent for the Class C Warrants.

                                  LEGAL MATTERS

     Certain matters relating to the validity of the securities offered hereby were passed upon for the Company by Fischbein Badillo Wagner Harding, New York, New York.

                                     EXPERTS

     The consolidated statements of financial condition of the Company and subsidiaries incorporated by reference in this Prospectus have been audited by Rothstein, Kass & Company, P.C., independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports upon the authority of said firm as experts in auditing and accounting.

============================================   =================================

     No dealer, salesman or other person
has been authorized to give any information
or to make any representations, other than
those contained in this Prospectus, and, if
given or made, such information or
representations must not be relied upon as     LINDA'S DIVERSIFIED HOLDINGS INC.
having been authorized by the Company or
by the Underwriter.  This Prospectus does
not constitute an offer to sell, or a
solicitation of an offer to buy, any securities
offered hereby by anyone in any jurisdiction
in which such offer or solicitation is not
qualified and to do so or to anyone to whom            2,160,000 Shares
it is unlawful to make such offer or                of Class A Common Stock
solicitation.


               ----------------------                 1,080,000 Redeemable
                                                        Class C Warrants

                  TABLE OF CONTENTS
                                                    ------------------------
                                          Page
                                          ----
Prospectus Summary........................                  PROSPECTUS
Risk Factors..............................          ------------------------
Recent Developments.......................
Use of Proceeds...........................
Selling Securityholders...................
Plan of Distribution......................
Description of Securities.................
Legal Matters.............................
Experts...................................
                                                               , 1996


=============================================  ==============================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses payable in connection with the issuance and distribution of the securities covered by this registration statement are as follows:

Legal Fees and Expenses*.................................................$7,500
Accountants' Fees and Expenses*..........................................$2,000

Total:      .............................................................$9,500
- -----------------
* Estimated

     The above fees will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), Article Ninth of the Certificate of Incorporation of the Company.

     The Registrant is a Delaware corporation. Section 145 of the DGCL generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Company to indemnify any such person.

     Pursuant to Article Ninth of the Company's Certificate of Incorporation, the Company shall indemnify, to the fullest extent permitted by the DGCL, any person, including officers and directors, with regard to any action or proceeding.

     In addition, the Company is currently a party to indemnity agreements with each of its directors and executive officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. See "Undertakings."

ITEM 16.  LIST OF EXHIBITS


Exhibit
  No.                   Description of Exhibit
- -------                 ----------------------


2.1 Exchange of Shares Agreement, dated February 14, 1994 between Registrant and Mildred Goldberger, Peter Weissbrod, Linda Weissbrod, Stuart Fuchsman, Wendy Fuchsman, Lewis Levine, Caryl Levine, and Martha Rivera.***

3.1 Certificate of Incorporation of the Registrant and all amendments, thereof, if any.***

3.2    By-Laws of the Company.***

4.1    Form of Warrant Agreement.***

4.2    Form of Specimen Class A Common Stock Certificate.***

4.3    Form of Specimen Redeemable Class A Warrant Certificate.***

4.4    Form of Specimen Redeemable Class B Warrant Certificate.***

4.5    Class C Warrant Agreement****

4.6    Form of Specimen Redeemable Class C Warrant Certificate.****

5.1    Opinion of Fischbein Badillo Wagner Harding.*

10.1   1994 Stock Option Plan.***

10.2   Employment Agreement between the Registrant and Peter Weissbrod.***

10.3   Employment Agreement between the Registrant and Stuart Fuchsman.***

10.4 Lease, dated July 17, 1991, between M.S.M. Associates and Springfield Rotisserie, Inc., of the premises at 771 Bloomfield Avenue, West Caldwell, New Jersey.***

10.5 Lease, dated February 11, 1992, between Raritan Enterprises Partners and Linda's Chicken of Woodbridge, Inc., of the premises at Bradlees Shopping Center on 1555 St. George Avenue, Township of Woodbridge, New Jersey.***

10.6 Lease, dated September 23, 1992, between Leslie S. Turchin and Linda's Chicken of Edison, Inc. of the premises at Tops Plaza Shopping Center, Route 27, Edison, New Jersey.***

10.7   Form of Stock Escrow Agreement.***

10.8 Lease, dated December 5, 1994, between Eaton Corporation and the Registrant, of the premises at 11 Commerce Drive, Cranford, New Jersey.**

10.9 Lease, dated December 17, 1994, between Bassett Associates and Linda's Flame Roasted Chicken, Inc., of the premises at 63 Union Place, Summit, New Jersey.**

10.10 Lease, dated August 24, 1994, between The Prospect Realty Company and Linda's Chicken of Livingston, Inc., of premises at 504 South Livingston Avenue, Livingston, New Jersey.**

10.11 Lease, dated October 17, 1994, between Fremartin Realty, Inc. and Linda's Chicken of Westwood, Inc., of the premises at 499 Broadway, Westwood, New Jersey.**

10.13 Registrant's Information for Prospective Franchisees, dated August 19, 1994.**

10.14 Form of Indemnity Agreement, between the Registrant and each executive officer and director of the Company.**

10.15  1995 Stock Option Plan.****

10.16 Agreement of Sale, dated December 20, 1995, between Linda's Chicken of Woodbridge and Kareem International****

10.17 Form of Sublease Agreement between Linda's Chicken of Woodbridge and Kareem International****

10.18 Sublease Agreement, dated August 29, 1995, between Linda's Chicken of Westwood, Inc. and Rita's Enterprises, Inc. of the premises at 499 Broadway, Westwood, New Jersey****

11.1 Calculation of Loss Per Share of Common Stock. See Consolidated Financial Statements.****

21.1   Subsidiaries of the Registrant (including state of incorporation).****

23.1   Consent of Rothstein, Kass & Company, P.C.*

23.2   Consent of Fischbein Badillo Wagner Harding  (included in Exhibit 5.1).*

- ----------------------

   *   Filed herewith.

  ** Incorporated by reference to the Registrant's Annual Report on Form 10-KSB as amended on Form 10-KSB/A for the fiscal year ended December 31, 1994.

 *** Incorporated by reference to the Registrant's registration statement on Form SB-2 (Registration No. 33-76422), Part II, Item. 27, filed with the SEC on May 25, 1994.

**** Incorporated by reference to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.


ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

     (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the
     registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
     registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on July 24, 1996.

                           LINDA'S DIVERSIFIED HOLDINGS INC.
                                    (Registrant)


                           By:      /s/Peter Weissbrod
                                    ------------------------------
                                    Peter Weissbrod
                                    President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


Date:  July 24, 1996   /s/Peter Weissbrod
                       ---------------------------------------------------------
                       Peter Weissbrod, President, Chief Executive
                       Officer and Director (Principal Executive Officer)

Date:  July 24, 1996   /s/Stuart Fuschman
                       ---------------------------------------------------------
                       Stuart Fuchsman, Vice President, Chief Operating Officer
                       and Director

Date:  July 24, 1996   /s/Richard Goldberger
                       ---------------------------------------------------------
                       Richard Goldberger, Chairman of the Board of Directors

Date:  July 24, 1996   /s/Gregory Finkelstein
                       ---------------------------------------------------------
                       Gregory Finkelstein, Treasurer and Comptroller
                       (Principal Financial and Accounting Officer)

Date:  July 24, 1996   /s/Lewis Levine
                       ---------------------------------------------------------
                       Lewis Levine, Director

Date:
                       ---------------------------------------------------------
                       Marc Roberts, Director

Date:
                       ---------------------------------------------------------
                       William Ozzard, Director

Date:
                       ---------------------------------------------------------
                       Ivan Szathmary, Director

                                  EXHIBIT INDEX




Exhibit No.       Description of Exhibit
- -----------       ----------------------


5.1               Opinion of Fischbein Badillo Wagner Harding

23.1              Consent of Rothstein, Kass & Company, P.C.

23.2              Consent of Fischbein Badillo Wagner Harding (included in
                  Exhibit 5.1).